                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 30, 2009 (except for notes 26 and 27 for which the date is November
19, 2009) relating to the financial statements of G. Willi-food International
Ltd., appearing in the Prospectus, which is part of this Registration Statement,

We also consent to the reference to us under the headings "Selected Financial
Data" and "Experts" in such Prospectus.

/s/ Brighghtman Almagor Zohar &Co.
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Brighghtman Almagor Zohar &Co.
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
November 19, 2009